UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 4, 2007

(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 West Street New York, New York	10007
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 17, 2006, Verizon Communications Inc. (Verizon) completed the previously announced spin-off of Idearc Inc. (Idearc) to shareholders of Verizon. Idearc now owns what was the Verizon domestic print and Internet yellow pages directories publishing operations, which had been the principal component of our Information Services segment. Accordingly, the Information Services segment is now classified as discontinued operations. As a convenience to investors who may want to consider the effects of this transaction, we are making available historical consolidated financial information for the last eleven quarters showing the revised discontinued operations presentation. This revised financial information is provided as Exhibits 99.1 and 99.2 hereto. Discontinued operations now includes our former Information Services segment, as well as our interests in Verizon Dominicana C. por A. (Verizon Dominicana) and Telecomunicaciones de Puerto Rico, Inc. (TELPRI), which were classified as discontinued operations in April 2006 concurrent with our entering into definitive agreements to sell our interests in separate transactions to América Móvil, S.A. de C.V. (América Móvil). The sale of Verizon Dominicana closed during the fourth quarter of 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date: January 4, 2007	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Historical condensed consolidated financial information

99.2	Historical condensed consolidated financial information – reconciliations